Exhibit 99.1

RockTenn to Acquire Smurfit-Stone Container Corp. Creating a

$9 Billion Leader in the North American Paperboard Packaging Market

NORCROSS, Ga., CREVE COEUR, Mo., and CHICAGO, Ill., January 23, 2011 — RockTenn (NYSE:RKT) and Smurfit-Stone Container Corporation (NYSE:SSCC) today announced that the Boards of Directors of both companies have approved a definitive agreement under which Smurfit-Stone will become a wholly owned subsidiary of RockTenn. The aggregate consideration, consisting of 50% cash and 50% RockTenn stock, is valued at $35 per-share of Smurfit-Stone common stock, and represents a 27% premium to Smurfit-Stone’s closing stock price on January 21, 2011. The aggregate equity value of the transaction, based on the closing price of RockTenn’s common stock on January 21, 2011, is approximately $3.5 billion.

This strategic transaction, unanimously approved by the Boards of Directors of both companies, will create a $9 billion leader in the North American paperboard packaging market. Upon closing, RockTenn will maintain its headquarters in Norcross, GA.

Smurfit-Stone is one of the industry’s leading integrated containerboard and corrugated packaging producers and one of the world’s largest paper recyclers. Smurfit-Stone has manufacturing mill capacity of 7.0 million tons, and when combined, RockTenn will have 9.4 million tons of total production capacity, including 7.5 million tons of mill production in the attractive containerboard market.

RockTenn’s Chairman and Chief Executive Officer, James A. Rubright said “RockTenn’s acquisition of Smurfit-Stone is another major step in our transformation of RockTenn to be the most respected company in our business with a laser focus on exceeding our customers’ expectations and creating long term shareholder value. The containerboard and corrugated packaging industry is a very good business and U.S. virgin containerboard is a highly strategic global asset. With this acquisition, RockTenn’s fiber input ratio will be 55% virgin and 45% recycled. We believe this transaction provides the greatest possible career opportunities for our co-workers from both companies.”

Smurfit-Stone’s Chief Executive Officer Patrick J. Moore said “The Smurfit-Stone management team and the board of directors are sharply focused on creating value for shareholders. This transaction immediately achieves this objective, creating a stronger combined company that is well positioned to deliver long-term value to shareholders and high-quality, innovative packaging solutions to its valued customers.”

Combined RockTenn and Smurfit-Stone

•                  #2 producer of North American containerboard

•                  #2 producer of coated recycled board

•                  Management team with strong record of shareholder value creation and excellent record of integrating acquisitions

•                  Balanced fiber input mix with 55% virgin fiber and 45% recycled fiber

•                  Expands Rock-Tenn’s geographic footprint to the Midwest and West Coast

•                  Opportunity to recognize benefits from approximately $500 million of NOLs at Smurfit-Stone

•                  Conservative capital structure with significant liquidity

•                  Opportunity to improve results through cost reduction and capital investment

Transaction Summary

Smurfit-Stone will become a wholly owned subsidiary of RockTenn. For each share of Smurfit-Stone common stock, Smurfit-Stone stockholders will be entitled to receive 0.30605 shares of RockTenn common stock and $17.50 in cash, representing 50% cash and 50% stock. The aggregate consideration is $35 per Smurfit-Stone common share. The consideration represents a 27% premium to Smurfit-Stone’s closing stock price on January 21, 2011.

The aggregate purchase price being paid for Smurfit-Stone’s equity in the transaction is approximately $3.5 billion, consisting of approximately $1.8 billion of cash and the issuance of 30.9 million shares of RockTenn common stock. Following the acquisition, RockTenn shareholders will own approximately 56% and Smurfit-Stone shareholders will own 44% of the combined company.

In addition to the equity consideration, RockTenn will assume Smurfit-Stone’s net debt and pension liabilities. As of December 31, 2010 Smurfit-Stone’s net debt was $0.7 billion and its pension liabilities were $1.1 billion ($0.7 billion after-tax). RockTenn has received $3.7 billion in committed bank financing from Wells Fargo Bank N.A., Rabobank and SunTrust Bank to finance the cash portion of the transaction, to refinance existing debt and to provide liquidity for the combined operations.

The purchase price, including Smurfit-Stone’s net debt and after-tax pension liability as of December 31, 2010, represents a multiple of 6.1x Smurfit-Stone’s annualized adjusted EBITDA of $820 million for the three months ended December 31, 2010.

The transaction is expected to close in the second calendar quarter of 2011 and is subject to customary closing conditions, regulatory approvals, as well as approval by both RockTenn and Smurfit-Stone stockholders.

Advisors

Wells Fargo Securities acted as exclusive financial advisor to RockTenn and King & Spalding LLP acted as legal counsel. Smurfit-Stone’s financial advisor was Lazard and its legal advisor was Wachtell, Lipton, Rosen & Katz.

Conference Call and Webcast

RockTenn will host a conference call to discuss our results of operations for the first quarter of fiscal 2011, our acquisition of Smurfit-Stone Container Corporation and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Monday, January 24, 2011. The conference call will be webcast live with an accompanying slide presentation, along with a copy of this press release, at www.rocktenn.com.

Conference Call and Webcast

Monday, Jan. 24, 2011 — 8:30 a.m. Eastern Time

•                  Conference call number: U.S. (888) 790-4710

•                  Passcode: ROCKTENN (Please dial in 10 minutes before conference call start time)

•                  The call will also be webcast and available at: www.rocktenn.com

Replays

•                  A replay of the conference call will be available through March 15, 2011 at U.S. (866) 351-2785

•                  Passcode: ROCKTENN

•                  A replay of the webcast will be available at www.rocktenn.com

About RockTenn Company

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of $3 billion. RockTenn’s 10,400 employees are committed to exceeding their customers’ expectations - every time. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

About Smurfit-Stone Container Corporation

Smurfit-Stone Container Corporation is one of the industry’s leading integrated containerboard and corrugated packaging producers and one of the world’s largest paper recyclers. Smurfit-Stone generated net sales of $6.3 billion in 2010, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association. The company is a member of the Sustainable Forestry Initiative®.

Cautionary Statement Regarding Forward-Looking Information

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties.  RockTenn and Smurfit-Stone caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding the anticipated closing date of the transaction, the successful closing of the transaction and the integration of Smurfit-Stone as well as opportunities for operational improvement including but not limited to cost reduction and capital investment, the strategic opportunity and perceived value to RockTenn and Smurfit-Stone’s shareholders of the transaction, the opportunity to recognize benefits from Smurfit-Stone’s NOLs, the transaction’s impact on, among other things, RockTenn’s business mix, margins, transitional costs and integration to achieve the synergies and the timing of such costs and synergies and earnings. With respect to these statements, RockTenn and Smurfit-Stone have made assumptions regarding, among other things, whether and when the proposed transaction will be approved; whether and when the proposed transaction will close; the availability of financing on satisfactory terms; the amount of debt RockTenn will assume; the results and impacts of the acquisition; preliminary purchase price allocations which may include material adjustments to the preliminary fair values of the acquired assets and liabilities; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in RockTenn and Smurfit-Stone’s businesses and possible adverse actions of our respective customers, competitors and suppliers. Further, Rock-Tenn and Smurfit-Stone’s businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management’s assumptions are more particularly described in RockTenn and Smurfit-Stone’s filings with the Securities and Exchange Commission, including under the caption “Business — Forward-Looking Information” and “Risk Factors” in RockTenn’s Annual Report on Form 10-K for the most recently ended fiscal year and “Business — Risk Factors” and “Forward-Looking Information” in Smurfit-Stone’s Annual Report on Form 10-K for the most recently ended fiscal year. The information contained herein speaks as of the date hereof and neither RockTenn nor Smurfit-Stone have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, RockTenn and Smurfit-Stone will be filing documents with the Securities and Exchange Commission (the “SEC”), including the filing by RockTenn of a registration statement on Form S-4 that will include a joint proxy statement of RockTenn and Smurfit-Stone that also constitutes a prospectus of RockTenn.  RockTenn and Smurfit-Stone stockholders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus when they become available, as well as other documents filed with the SEC, because they will contain important information.  The final joint proxy statement/prospectus will be mailed to stockholders of RockTenn and stockholders of Smurfit-Stone.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, or by contacting John Stakel, VP-Treasurer, RockTenn Investor

Relations at (678) 291-7901 or Smurfit-Stone Investor Relations at (314) 656-5553 or Smurfit-Stone Media Relations at (314) 656-5827.

Participants in the Merger Solicitation

RockTenn, Smurfit-Stone and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information concerning RockTenn’s executive officers and directors is set forth in its definitive proxy statement filed with the SEC on December 17, 2010.  Information concerning Smurfit-Stone’s executive officers and directors is set forth in its annual report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on  March 2, 2010, and in its current report on Form 8-K filed on July 7, 2010.  Additional information regarding the interests of participants of RockTenn and Smurfit-Stone in the solicitation of proxies in respect of the transaction will be included in the above-referenced registration statement on Form S-4 and joint proxy statement/prospectus when it becomes available.  You can obtain free copies of these documents from RockTenn and Smurfit-Stone using the contact information above.

Pro Forma Adjusted EBITDA (as defined)

Pro Forma Adjusted EBITDA is calculated as the sum of RockTenn’s Credit Agreement EBITDA and Smurfit-Stone’s Adjusted EBITDA plus pro forma adjustments consistent with the two. Our definitions of Pro Forma Adjusted EBITDA may differ from other similarly titled measures at other companies.

Credit Agreement EBITDA

RockTenn’s “Credit Agreement EBITDA” is calculated in accordance with the definition contained in our existing Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

Smurfit-Stone’s Adjusted EBITDA

Smurfit-Stone’s EBITDA is generally defined as Net income plus: interest expense, income taxes, interest expense, net and depreciation, depletion and amortization. Adjusted EBITDA is defined as EBITDA adjusted for reorganization items, restructuring charges and gain or loss on disposal of assets.

The following pro forma financial information is based on the pro forma combination of the three months ended December 31, 2010 results for Rock-Tenn and Smurfit-Stone and an estimate of a preliminary purchase price allocation. The pro forma diluted income per share of combined Rock-Tenn was $1.48 per share indicating an accretion of $0.21 per share for the three months ended December 31, 2010.

Summary Financial Results

(In millions, except per share data)

	Historical RockTenn	Pro Forma Combined

Net Sales	$761.1	$2,389.1
Credit Agreement EBITDA / Pro Forma Adjusted EBITDA	$132.1	$336.9
Net Income	$50.3	$105.0
Diluted Earnings Per Share	$1.27	$1.48
Pro Forma Accretion		$0.21

Net sales for the combined entity are subject to further modification to identify and eliminate intercompany sales. Pro forma adjustments to net income primarily consist of adjustments to depreciation and amortization and interest expense related to the purchase price, an adjustment to add back Smurfit-Stone’s reorganization items and an adjustment to eliminate restructuring costs.  Not all of these adjustments would be reflected in the pro forma financial information included in a document filed with the Securities and Exchange Commission.

Set forth below is a reconciliation of Credit Agreement EBITDA and Pro Forma Adjusted EBITDA for the three months ended December 31, 2010, to the most directly comparable GAAP measure, Consolidated Net Income. We have made certain reclassifications to Smurfit-Stone amounts or descriptions to conform to our presentation.

	RockTenn	Smurfit- Stone	Pro Forma Adj.	Pro Forma Combined

Consolidated Net Income	$51.3	$49.0	$5.7	$106.0
Interest Expense, net	15.1	22.0	2.4	39.5
Income Taxes	27.3	27.0	3.2	57.5
Depreciation and Amortization	36.7	85.0	12.1	133.8
Additional Permitted Charges and other	1.7	22.0	(23.6)	0.1
Credit Agreement EBITDA / Adjusted EBITDA / Pro Forma Adjusted EBITDA	$132.1	$205.0	$(0.2)	$336.9